EXHIBIT 4.8

Credit Suisse Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

October 15, 2007

Rayonier Inc.

50 North Laura Street

Jacksonville, FL 32202

Re: Issuer Warrant Transaction Amendment

Rayonier Inc. (“Issuer”) and Credit Suisse Capital LLC (“Dealer”), represented by Credit Suisse Securities (USA) LLC (“Agent”), as its agent, have entered into a confirmation dated as of October 10, 2007, Reference No. 40114194 (the “Confirmation”) relating to Warrants on shares of common stock (no par value) of Issuer issued by Issuer to Dealer. This letter agreement (this “Amendment”) amends the terms and conditions of the Transaction (the “Transaction”) evidenced by the Confirmation.

Upon the effectiveness of this Amendment, all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

1. Amendments. The Confirmation is hereby amended as follows:

a. Number of Warrants and Expiration Date. The Numbers of Warrants and Expiration Dates specified in the Confirmation are hereby replaced in their entirety with the Numbers of Warrants and Expiration Dates set forth on Annex A attached hereto.

b. Additional Premium. The “Premium” shall be USD13,435,500.

c. Capped Number. The number “5,929,072” set forth in Section 8(e) of the Confirmation is hereby replaced with the number “7,114,888”.

2. Effectiveness. This Amendment shall become effective upon execution by the parties hereto.

3. No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

5. Governing Law. The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it in the manner indicated in the attached cover letter.

Yours faithfully,

CREDIT SUISSE CAPITAL LLC

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC, AS AGENT FOR CREDIT SUISSE CAPITAL LLC

By:
Name:
Title:

Confirmed as of the date first above written:

RAYONIER INC.

By:
Name:
Title:

Annex A

For each Component of the Transaction, the Number of Warrants and Expiration Date are set forth below.

Component Number	Number of Warrants	Expiration Date
1.	71,149	January 15, 2013
2.	71,149	January 16, 2013
3.	71,149	January 17, 2013
4.	71,149	January 18, 2013
5.	71,149	January 22, 2013
6.	71,149	January 23, 2013
7.	71,149	January 24, 2013
8.	71,149	January 25, 2013
9.	71,149	January 28, 2013
10.	71,149	January 29, 2013
11.	71,149	January 30, 2013
12.	71,149	January 31, 2013
13.	71,149	February 1, 2013
14.	71,149	February 4, 2013
15.	71,149	February 5, 2013
16.	71,149	February 6, 2013
17.	71,149	February 7, 2013
18.	71,149	February 8, 2013
19.	71,149	February 11, 2013
20.	71,149	February 12, 2013
21.	71,149	February 13, 2013
22.	71,149	February 14, 2013
23.	71,149	February 15, 2013
24.	71,149	February 19, 2013
25.	71,149	February 20, 2013
26.	71,149	February 21, 2013
27.	71,149	February 22, 2013
28.	71,149	February 25, 2013
29.	71,149	February 26, 2013
30.	71,149	February 27, 2013
31.	71,149	February 28, 2013
32.	71,149	March 1, 2013
33.	71,149	March 4, 2013
34.	71,149	March 5, 2013
35.	71,149	March 6, 2013
36.	71,149	March 7, 2013
37.	71,149	March 8, 2013
38.	71,149	March 11, 2013
39.	71,149	March 12, 2013
40.	71,149	March 13, 2013
41.	71,149	March 14, 2013
42.	71,149	March 15, 2013
43.	71,149	March 18, 2013
44.	71,149	March 19, 2013
45.	71,149	March 20, 2013
46.	71,149	March 21, 2013
47.	71,149	March 22, 2013
48.	71,149	March 25, 2013
49.	71,149	March 26, 2013
50.	71,143	March 27, 2013